     As filed with the Securities and Exchange Commission on August 5, 1997

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           _________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                       ALTERNATIVE LIVING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                                                           39-1771281
(State or other jurisdiction                                                              (I.R.S. Employer
of incorporation or organization)                                                       Identification No.)

                             450 N. SUNNYSLOPE ROAD
                                   SUITE 300
                          BROOKFIELD, WISCONSIN  53005
                    (Address of principal executive offices)

          AMENDED AND RESTATED ALTERNATIVE LIVING SERVICES, INC. 1995
            INCENTIVE COMPENSATION PLAN; THE STOCK OPTION AGREEMENT
             WITH WILLIAM F. LASKY; AND THE STOCK OPTION AGREEMENT
                              WITH J. DAVID LUTICH
                            (Full title of the plan)

                               ALAN C. LEET, ESQ.
                              ROGERS & HARDIN LLP
                            2700 INTERNATIONAL TOWER
                           229 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA  30303
                                 (404) 522-4700
 (Name, address and telephone number, including area code, of agent for service)
                            _______________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                               Proposed Maximum        Proposed Maximum
     Title of Securities to be          Amount to be          Offering Price Per      Aggregate Offering         Amount of
            Registered                 Registered(2)                Share                    Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $.01 par value
          per share (1)                  1,497,503                 $21.50              $32,196,314.50(3)          $ 9,757
===============================================================================================================================

(1) Issuable pursuant to the Amended and Restated Alternative Living Services, Inc. 1995 Incentive Compensation Plan and certain other employee benefit plans.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminable number of additional shares that may become issuable as a result of cancelled, terminated or expired options for Common Stock.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $21.50, which amount represents the average of the high and low sales prices of the common stock of Alternative Living Services, Inc. on August 1, 1997 as reported on the American Stock Exchange.

                           ________________________

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

                 (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on May 12, 1997;

                 (b) The Registrant's Quarterly Report on Form 10-Q for this fiscal quarter ended March 31, 1997;

                 (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 14, 1997, as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on March 17, 1997; and

                 (d) The Description of Capital Stock provided in the Registrant's Registration Statement on Form 8-A, filed with the Commission on July 30, 1996.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i) To include any prospectus required by Section 10(a)(3) of the
                                           Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                           Statement or any material change to
                                           such information in the Registration
                                           Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on this 29th day of July, 1997.

                                     ALTERNATIVE LIVING SERVICES, INC.


                                     By: /s/ William F. Lasky
                                     ---------------------------------------
                                         William F. Lasky
                                         President and Chief Executive Office

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of July 29, 1997.



         Name                                                                        Capacity
         ----                                                                        --------
                *
---------------------------------------
Richard W. Boehlke                                                          Vice Chairman of the Board


                *
---------------------------------------
Gene E. Burleson                                                            Director


                *
---------------------------------------
Robert Haveman                                                              Director


                *
---------------------------------------
Ronald G. Kenny                                                             Director


/s/ Thomas E. Komula
---------------------------------------
Thomas E. Komula                                                            Senior Vice President and Chief Financial
                                                                            Officer


                *
---------------------------------------
William F. Lasky                                                            President and Chief Executive Officer


                *
---------------------------------------
John D. Peterson                                                            Vice President and Controller


                *
---------------------------------------
William G. Petty                                                            Chairman of the Board


                *
---------------------------------------
Jerry L. Tubergen                                                           Director


*By: /s/ Thomas E. Komula
    ----------------------------------
      Thomas E. Komula
      As Attorney-In-Fact


                                 EXHIBIT INDEX

EXHIBIT
  NO.                                      DESCRIPTION                                        PAGE NO.
-------                                    -----------                                        --------
4.1                                        Restated Certificate of
                                           Incorporation of the Registrant
                                           (incorporated herein by reference to
                                           Exhibit 3.1 to the Registrant's
                                           Registration Statement on Form S-1,
                                           Registration No. 333-04595, filed
                                           with Commission on July 30, 1996
                                           (the "Form S-1")).

4.2                                        Restated Bylaws of the Registrant,
                                           (incorporated herein by reference to
                                           Exhibit 3.2 to the Form S-1).

5                                          Opinion of Rogers & Hardin LLP                     II-6

23.1                                       Consent of KPMG Peat Marwick LLP                   II-8

23.2                                       Consent of Rogers & Hardin LLP
                                           (contained in Exhibit 5)

24                                         Powers of Attorney                                 II-9




_______________________
* Incorporated herein by reference as indicated above.